Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of DigitalTown, Inc. (the “Company”), on Form 10-Q for the period ending August 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Richard A. Pomije, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 135)), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 14, 2008

/s/ Richard A. Pomije
Richard A. Pomije
Chief Executive Officer and
Chief Financial Officer